D A T A A S O F D E C E M B E R 3 1 , 2 0 1 5 U N L E S S O T H E R W I S E N O T E D 2015 AND FOURTH QUARTER RESULTS

FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements with respect to Fulton Financial Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions which are intended to identify forward-looking statements. Management’s “2016 Outlook” contained herein is comprised of forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond the Corporation’s control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, which have been filed with the Securities and Exchange Commission and are available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

2015 HIGHLIGHTS Diluted Earnings Per Share • $0.22 diluted earnings per share in 4Q15, $0.85 YTD Loan and Core Deposit Growth • 3.5% increase in average loans and 8.9% increase in average core deposits • Ending loans increased 5.5% in 2015, with more than 75% of this growth occurring in the last six months of the year Net Interest Income & Margin • Net interest income and net interest margin both decreased modestly during the year • Q4 2015 saw an increase in each compared to Q3 2015 Asset Quality Improvements • Lower provision, lower net charge-offs and lower delinquency Non-Interest Income (Excluding Securities Gain) • Increase of 4.5% in total, with increases across most categories Non-Interest Expenses (Excluding Loss on Redemption of TruPS) • Increase of 3.3% reflecting continued build-out of Compliance, Risk Management & Technology 3

INCOME STATEMENT SUMMARY – ANNUAL COMPARISON Note: ROA is return an average assets determined by dividing net income for the period indicated by average assets (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. Net Income of $149.5 million, down 5.3% due primarily to lower net interest income and higher non-interest expense, partially offset by lower loan loss provision and higher non-interest income Net Interest Income Net interest income down 2.9% due to margin compression Loan Loss Provision $2.3 million provision in 2015 reflects significant improvements in asset quality Non-Interest Income Increase of 4.5% driven primarily by commercial loan interest rate swap fees, merchant fees, and mortgage banking income Non-Interest Expense Increase of 3.3% largely driven by higher salaries and benefits, data processing and software. 2015 2014 Change Net Interest Income 499,994$ 514,867$ (14,873)$ Loan Loss Provision 2,250 12,500 (10,250) Non-Interest Income 172,773 165,338 7,435 Securities Gains 9,066 2,041 7,025 Non-Interest Expense 474,534 459,246 15,288 Loss on redemption of TruPS 5,626 - 5,626 Income before Income Taxes 199,423 210,500 (11,077) Income Taxes 49,921 52,606 (2,685) Net Income 149,502$ 157,894$ (8,392)$ Per Share (Diluted) 0.85$ 0.84$ 0.01$ ROA 0.86% 0.93% (0.07%) ROE (tangible) (1) 10.01% 10.31% (0.30%) Efficiency rati (1) 68.61% 65.65% 2.96% (dollars in thousands, except per-share data) 4

INCOME STATEMENT SUMMARY – QUARTERLY COMPARISON

FULTON FINANCIAL CORPORATION

	Q4 2015	Q3 2015	Change
	(dollars in thousands, except per-share data)		
Net Interest Income	$ 127,799	$ 125,694	$ 2,105
Provision for Credit Losses	2,750	1,000	1,750
Non-Interest Income	45,063	43,044	2,019
Securities Gains	776	1,730	(954)
Non-Interest Expense	118,439	119,263	(824)
Loss on redemption of TruPS	-	5,626	(5,626)
Income before Income Taxes	52,449	44,579	7,870
Income Taxes	13,914	10,328	3,586
Net Income	$ 38,535	$ 34,251	$ 4,284
Per Share (Diluted)	$ 0.22	$ 0.20	$ 0.02
ROA	0.86%	0.78%	0.08%
ROE (tangible) (1)	10.16%	9.11%	1.05%
Efficiency ratio (1)	66.63%	68.82%	(2.19%)

- **<u>Net Income</u> of $38.5 million; a 12.5% increase from 3Q15 and a 1.5% increase from 4Q14**
- Net Interest Income
  - *From 3Q15*: Increase of 1.7% due to a 1.5% increase in average earning assets and a 1 bp improvement in net interest margin (NIM)
  - *From 4Q14*: Remained unchanged due to 12 bps decline in NIM, being partially offset by 3.7% increase in average earning assets
- Loan Loss Provision

  $2.8 million provision in 4Q15 due primarily to growth in the loan portfolio
- Non-Interest Income
  - *From 3Q15*: Increase of 4.7% driven by increases in commercial loan interest rate swap fees and debit card income
  - *From 4Q14*: Increase of 9.2% due to increase in commercial loan interest rate swap fees, service charges on deposits and mortgage banking income
- Non-Interest Expenses
  - $5.6 million loss on redemption of trust preferred securities (TruPS) in Q315; excluding this loss:
  - *From 3Q15*: Decrease of 0.7% due to lower other outside service fees
  - *From 4Q14*: Increase of 0.6%

Note: ROA is return an average assets determined by dividing net income for the period indicated by average assets

(1) Non-GAAP based financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

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NET INTEREST INCOME AND MARGIN – QUARTER COMPARISON Net Interest Income & Net Interest Margin ~ $730 million ~ $610 million $128.0 $123.6 $122.9 $125.7 $127.8 3.31% 3.27% 3.20% 3.18% 3.19% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Net Interest Income Net Interest Margin (Fully-taxable equivalent basis, or FTE) Average Interest-Earning Assets & Yields Average Liabilities & Rates $2.9 $2.8 $2.8 $2.9 $2.8 $13.1 $13.1 $13.2 $13.4 $13.7 3.85% 3.83% 3.74% 3.68% 3.67% 0.0% 2.0% 4.0% $- $3.0 $6.0 $9.0 $12.0 $15.0 $18.0 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Securities & Other Loans Earning Asset Yield (FTE) $13.3 $13.4 $13.5 $13.9 $14.2 $1.5 $1.4 $1.4 $1.3 $1.2 0.76% 0.80% 0.77% 0.72% 0.69% 0.5% 0.7% 0.9% $- $3.0 $6.0 $9.0 $12.0 $15. Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Deposits Borrowings Cost of Interest-bearing Liabilit ies ($ IN MILLIONS) ($ IN BILLIONS) ($ IN BILLIONS) 6

ASSET QUALITY – ANNUAL COMPARISON ($ IN MILLIONS) Provision for Credit Losses Non-Performing Loans (NPLs) & NPLs to Loans Net Charge-offs (NCOs) and NCOs to Average Loans Allowance for Credit Losses (Allowance) to NPLs & Loans 7

NON-INTEREST INCOME – QUARTER COMPARISON ($ IN MILLIONS) Non-interest Income, Excluding Securities Gains ~ $730 million ~ $610 million $41.3 $40.6 $44.1 $43.0 $45.1 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Mortgage Banking Income & Spreads Other Non-interest Income 1.03% 1.11% 1.62% 1.17% 1.60% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Gains on Sales Servicing Income Spread on Sales (1) $3.7 $4.7 $5.3 $3.9 $4.3 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Invt Mgmt & Trust Srvs Deposit Srv Chgs Oth Srv Chgs Other $37.5 $35.9 $38.7 $39.2 $40.7 (1) Represents Gains on Sales divided by total commitments to originate residential mortgage loans for customers. 8

NON-INTEREST EXPENSES – QUARTER COMPARISON ($ IN MILLIONS) Non-interest Expense & Efficiency Ratio (1) ~ $730 million ~ $610 million $117.7 $118.5 $118.4 $119.3 $118.4 67.5% 70.2% 68.9% 68.8% 66.6% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Salaries and Employee Benefits & Staffing Other Non-interest Expenses 3,520 3,460 - 2,000 4,000 6,000 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Total Salaries Employee Benefits Average Full-time Equivalent Employees $65.4 $65.0 $65.1 $65.3 $65.5 $- $10.0 $20.0 $30.0 40.0 $50.0 $60.0 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Occp & Equip Data Processing & Software Outside Srvs Other $52.3 $53.5 $53.3 $54.0 $52.9 (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non- GAAP Reconciliation” at the end of this presentation. 9

COMPLIANCE & RISK MANAGEMENT $1.8 $2.1 $3.2 $4.3 $4.6 $1.4 $8.2 $4.8 $0.4 $1.5 13 26 30 45 47 0 5 10 15 20 25 30 35 40 45 50 $- $3.0 $6.0 $9.0 $12.0 2011 2012 2013 2014 2015 (Projected) Salaries & Benefits Expense Outside Consulting Services# Temporary Employee Expense Staffing $0.8 YTD Sep 15: $3.1 YTD Sep 15: $3.9 $0.1 YTD Sep 15: $1.1 # Represents third-party consulting and legal services directly related to BSA/AML compliance program. 2015 and 2014 exclude $0.7 million and $0.6 million, respectively, of capitalized software costs. To tal A n n u al E xp e n ses , in m ill io n s • Strengthening Risk Management and Compliance infrastructures • Address deficiencies within BSA/AML compliance • BSA/AML enforcement actions at the Corporation and banking subsidiaries • Significant investments in personnel, outside services and systems BSA/AML Compliance Program Expenses and Staffing To tal N u m b e r o f Em p lo ye e s at Pe rio d En d $1.8 $2.1 $3.2 $4.3 $4.6 $1.4 $8.2 $4.5 $0.4 $1.4 13 26 30 45 47 0 5 10 15 20 25 30 35 40 45 50 $- $3.0 $6.0 $9.0 $12.0 2011 2012 2013 2014 2015 Salaries & Benefits Expense Outside Consulting Services# Temporary Employee Expense Staffing $0.8$0.1 10

PROFITABILITY & CAPITAL – ANNUAL COMPARISON ROA ROE (tangible) (1) Tangible Common Equity Ratio (1) Diluted Earnings Per Common Share Note: ROA is return an average assets determined by dividing net income for the period indicated by average assets (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. 9.7% 9.3% 8.8% 8.7% 0.0% 4.0% 8.0% 12.0% 2012 2013 2014 2015 11

2016 OUTLOOK • Loans & Deposits: Annual average growth rate in the mid- to high-single digits • Net Interest Margin: Stable on an annual basis, with modest volatility (+/- 0 to 3 basis points) on a quarterly basis • Asset Quality: Provision driven primarily by loan growth • Non-Interest Income (Excluding Securities Gain): Mid- to high-single digit growth rate • Non-Interest Expense (Excluding Loss on Redemption of TruPS): Low- to mid- single digit growth rate • Capital: Focus on utilizing capital to support growth and provide appropriate returns to our shareholders 12

NON-GAAP RECONCILIATION

FULTON FINANCIAL CORPORATION

***Note**: The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.*

	Three Months Ended					Year Ended Dec 31,	
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	2015	2014
	(dollars in thousands)						
Efficiency ratio							
Non-interest expense	$ 118,439	$ 124,889	$ 118,354	$ 118,478	$ 117,720	$ 480,160	$ 459,246
Less: Intangible amortization	(6)	(5)	(106)	(130)	(315)	(247)	(1,259)
Less: Loss on redemption of trust preferred securities	-	(5,626)	-	-	-	(5,626)	
Numerator	$ 118,433	$ 119,258	$ 118,248	$ 118,348	$ 117,405	$ 474,287	$ 457,987
Net interest income (fully taxable equivalent)	$ 132,684	$ 130,250	$ 127,444	$ 128,085	$ 132,614	$ 518,464	$ 532,322
Plus: Total Non-interest income	45,839	44,774	46,489	44,737	42,101	181,839	167,379
Less: Investment securities (gains) losses	(776)	(1,731)	(2,415)	(4,145)	(848)	(9,066)	(2,041)
Denominator	$ 177,747	$ 173,293	$ 171,518	$ 168,677	$ 173,867	$ 691,237	$ 697,660
Efficiency ratio	66.63%	68.82%	68.94%	70.16%	67.53%	68.61%	65.65%

	Three Months Ended		Year Ended Dec 31,			
	Dec 31, 2015	Sep 30, 2015	2015	2014	2013	2012
	(dollars in thousands)					
Return on Average Shareholders' Equity (ROE) (Tangible)						
Net income	$ 38,535	$ 34,251	$ 149,502	$ 157,894	$ 161,840	$ 159,845
Plus: Intangible amortization, net of tax	4	3	161	818	1,585	1,970
Numerator	$ 38,539	$ 34,254	$ 149,663	$ 158,712	$ 163,425	$ 161,815
Average shareholders' equity	$ 2,036,769	$ 2,022,829	$ 2,026,883	$ 2,071,640	$ 2,053,821	$ 2,050,994
Less: Average goodwill and intangible assets	(531,559)	(531,564)	(531,618)	(532,425)	(534,431)	(542,600)
Average tangible shareholders' equity (denominator)	$ 1,505,210	$ 1,491,265	$ 1,495,265	$ 1,539,215	$ 1,519,390	$ 1,508,394
Return on average common shareholders' equity (tangible), annualized	10.16%	9.11%	10.01%	10.31%	10.76%	10.73%

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NON-GAAP RECONCILIATION (CON'T)

FULTON FINANCIAL CORPORATION

	Dec 31, 2015	Dec 31, 2014	Dec 31, 2013	Dec 31, 2012
		(dollars in thousands)		
Tangible Common Equity to Tangible Assets (TCE Ratio)				
Shareholders' equity	$ 2,037,214	$ 1,996,665	$ 2,063,187	$ 2,081,656
Less: Intangible assets	(531,556)	(531,803)	(533,076)	(535,563)
Tangible shareholders' equity (numerator)	$ 1,505,658	$ 1,464,862	$ 1,530,111	$ 1,546,093
Total assets	$ 17,917,139	$ 17,124,767	$ 16,934,634	$ 16,533,097
Less: Intangible assets	(531,556)	(531,803)	(533,076)	(535,563)
Total tangible assets (denominator)	$ 17,385,583	$ 16,592,964	$ 16,401,558	$ 15,997,534
Tangible Common Equity to Tangible Assets	8.66%	8.83%	9.33%	9.66%

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